Exhibit 99

Recently Acquired Texas Contract Helps Drive 25 Percent Portal Revenue Growth in Second Quarter 2009

NIC Achieves 32 Percent Same-State Revenue Growth in Non-DMV Services

OLATHE, Kan.--(BUSINESS WIRE)--August 6, 2009--NIC Inc. (NASDAQ: EGOV) today announced net income of $4.8 million and earnings per share of eight cents on total revenues of $31.8 million for the three months ended June 30, 2009. The company reported net income of $3.2 million and earnings per share of five cents on total revenues of $25.7 million in second quarter 2008.

As recently announced, Texas NICUSA, LLC, part of the NIC family of companies, acquired an eGovernment contract in the state of Texas during the second quarter, which includes the current TexasOnline portal management engagement through December 31, 2009. The acquisition resulted in a non-recurring gain (net of tax) of approximately $2.2 million in the second quarter, as fair value of the net assets acquired exceeded the purchase price. Second quarter 2009 financial results also include approximately $0.5 million of acquisition-related costs (included in selling and administrative expenses) and $0.6 million of intangible asset amortization expense related to the acquisition. Portal revenues and cost of portal revenues from the Texas contract since the May 29th acquisition date were approximately $2.9 million and $2.0 million, respectively. The acquired contract was separate from the procurement for the rebid of the TexasOnline 2.0 portal contract. As previously announced, Texas NICUSA was recently awarded this contract on July 31, 2009.

Quarterly portal revenues were a record $30.8 million, a 25 percent increase over second quarter 2008. On a same-state basis, portal revenues grew 13 percent in the second quarter. NIC's same-state transaction-based revenues from non-driver records (non-DMV) services grew 32 percent over second quarter 2008 through strong performance in tax filings, vehicle title and registration applications, and the new Alabama state liquor store payment service launched in the fourth quarter of 2008. Same-state DMV revenues decreased one percent from second quarter 2008, reflecting continued macroeconomic-related weakness.

“Texas and New Mexico are both tremendous wins for NIC and we have hit the ground running in both states,” said Harry Herington, Chairman of the Board and Chief Executive Officer of NIC. “We have also remained focused on growth from our existing portal businesses as evident in our solid same-state growth.”

Selling and administrative expenses were $7.2 million in the current quarter (including approximately $0.5 million in acquisition-related costs), compared to $5.8 million in the second quarter of 2008. As a percentage of portal revenues, selling and administrative expenses were 23 percent in the current quarter, down from 24 percent in the second quarter of 2008. Key drivers of selling and administrative expenses in the second quarter were costs associated with the Texas contract acquisition and active procurements for new state contracts, in addition to some higher compensation costs and benefit expense related to absorbing approximately 100 new employees in Texas.

“Our investment in sales and marketing paid substantial dividends this quarter with the signing of contracts in Texas and New Mexico. We expect these engagements to drive long-term returns in the form of revenue and earnings growth,” said Steve Kovzan, Chief Financial Officer of NIC. “While Texas was a major driver of our financial results this quarter, our core portal business continued to produce solid organic revenue growth despite ongoing weakness in the broader economy.”

Updated Full-Year 2009 Outlook

NIC’s 2009 financial guidance has been updated to reflect the recently acquired Texas portal contract, a partial year of start-up operations from the New Mexico portal contract, lower portal management revenues from the Arizona portal contract, as a result of a state-mandated budget reduction that commenced in the first quarter of 2009, and lower portal transactional revenues in the second half of the year due to normal seasonality. For full-year 2009, NIC currently expects total revenues of $128.0 - $130.0 million, with portal revenues ranging from $124.2 - $126.0 million and software & services revenues of $3.8 - $4.0 million. Depreciation and amortization is currently expected to range from $8.1 - $8.3 million, including approximately $4.1 million of intangible asset amortization expense relating to the Texas contract acquisition. The company also currently expects operating income to range from $19.0 - $20.6 million and net income of $12.1 – $13.1 million. For 2009, NIC currently expects portal gross margins of approximately 40 percent, down from previous estimates, as profit margins from the acquired Texas contract that runs through 2009 are lower than the company-wide average. Selling and administrative expenses are expected to range between 20 and 21 percent of portal revenue.

The company's 2009 projections do not include any unannounced portal contracts. The company will not begin to earn revenues from the recently awarded TexasOnline 2.0 contract until January 2010, and therefore has not included revenues from this new contract in its 2009 projections.

Operating Highlights

As previously announced, Texas NICUSA was awarded a long-term enterprise portal contract from the state of Texas commencing in January 2010. The contract has a seven-year term.

In the second quarter, New Mexico Interactive, LLC, part of the NIC family of companies, was also awarded a new DMV services contract from the state of New Mexico. The contract has an initial one-year term, with three single-year renewal options. The contract consists of services for the Motor Vehicles Division of the Department of Taxation and Revenue. The driver history database service is expected to launch in fourth quarter 2009.

Partners in Utah, South Carolina, and the city of Indianapolis and Marion County, Indiana recently awarded NIC entities long-term contracts after competitive rebids.

The Utah contract has an initial term of four years with six single-year renewal options that run through 2019, and the contract with South Carolina has a five-year term, ending in 2014.

The new long-term local portal management contract with the city of Indianapolis and Marion County, Indiana, has an initial five-year term and two four-year renewal options that run through 2022.

In addition, the state of West Virginia has renewed its portal contract for an additional year.

“This has been a phenomenal time for NIC as we embark on long-term relationships with two new state partners, continue to deliver the value sought by new partners, and are rewarded by current partners with renewed contracts and competitive rebid wins,” stated Herington.

Second Quarter Earnings Call and Webcast Details

Dial-In Information
Thursday, August 6, 2009
4:30 p.m. (EDT)
Call bridge:	877-941-0844 (U.S. callers) or 480-629-9643 (international callers)
Call leaders:	Harry Herington, Chairman of the Board and Chief Executive Officer Steve Kovzan, Chief Financial Officer

Webcast and Replay
To sign in and listen: The Webcast system is available at http://www.nicusa.com/investor.

A replay of the Webcast will be available until 11:00 p.m. (EDT) on November 4, 2009, by visiting http://www.nicusa.com/investor. The conference call replay will also be available via Podcast download by visiting http://www.nicusa.com/investor.

An audio replay of NIC’s second quarter earnings call will be available until 11:00 p.m. (EDT) on August 14 by dialing 1-800-406-7325 and using passcode 4114932. International callers may dial 303-590-3030 and use the aforementioned passcode to access the audio playback.

About NIC

NIC is the nation’s leading provider of official government portals, online services, and secure payment processing solutions. The company’s innovative eGovernment services help reduce costs and increase efficiencies for government agencies, citizens, and businesses across the country. NIC provides eGovernment solutions for more than 3,000 federal, state, and local agencies that serve 97 million people in the United States. Additional information is available at http://www.nicusa.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Any statements contained in this release that do not relate to historical or current facts constitute forward-looking statements. These statements include NIC’s financial guidance for the current fiscal year and statements regarding continued implementation of NIC's business model and its development of new products and services. Forward-looking statements are subject to inherent risks and uncertainties and there can be no assurance that such statements will prove to be correct. There are a number of important factors that could cause actual results to differ materially from those suggested or indicated by such forward-looking statements. These include, among others, the success of the Company in signing contracts with new states and government agencies, including continued favorable government legislation; NIC’s ability to successfully integrate into its operations the recently acquired current portal management contracts with government agencies in the state of Texas; NIC's ability to develop new services; existing states and agencies adopting those new services; acceptance of eGovernment services by businesses and citizens; competition; and general economic conditions (including the recent worsening in such conditions) and the other important cautionary statements and risk factors described in NIC's 2008 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 13, 2009, and in NIC’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 filed with the SEC on May 5, 2009. NIC does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances.

NIC INC. FINANCIAL SUMMARY (UNAUDITED) Thousands except per share amounts

	Three months ended
	June 30,		Six-months ended June 30,
	2009	2008	2009	2008
Revenues:
Portal revenues	$30,768	$24,621	$57,172	$48,417
Software & services revenues	1,034	1,081	2,040	1,964
Total revenues	31,802	25,702	59,212	50,381
Operating expenses:
Cost of portal revenues, exclusive of depreciation & amortization	17,718	13,006	32,609	25,711
Cost of software & services revenues, exclusive of depreciation & amortization	623	707	1,239	1,140
Selling & administrative	7,155	5,822	13,426	11,785
Nonrecurring gain on acquisition of business (net of tax)	(2,249)	-	(2,249)	-
Depreciation & amortization	1,632	899	2,569	1,745
Total operating expenses	24,879	20,434	47,594	40,381
Operating income	6,923	5,268	11,618	10,000
Other income (expense):
Interest income	5	110	45	443
Other expense, net	-	-	-	(20)
Total other income	5	110	45	423
Income before income taxes	6,928	5,378	11,663	10,423
Income tax provision	2,089	2,198	4,046	4,255
Net income	$4,839	$3,180	$7,617	$6,168

Basic net income per share	$0.08	$0.05	$0.12	$0.10
Diluted net income per share	$0.08	$0.05	$0.12	$0.10

Weighted average shares outstanding (as Restated)
Basic	62,935	62,497	62,867	62,309
Diluted	63,028	62,721	62,937	62,601

Key Financial Metrics:
Revenue growth - outsourced portals	25%	19%	18%	20%
Same state revenue growth - outsourced portals	13%	13%	12%	13%
Recurring portal revenue percentage	89%	92%	90%	91%
Gross profit % - outsourced portals	42%	47%	43%	47%
Selling & administrative as a % of portal revenue	23%	24%	23%	24%
Operating income margin as a % of portal revenue	23%	21%	20%	21%

Portal Revenue Analysis:
DMV transaction-based	$13,169	$11,790	$25,541	$23,700
Non-DMV transaction-based	12,342	9,050	21,958	16,627
Portal software & services	3,404	1,714	5,883	3,956
Portal management	1,853	2,067	3,790	4,134
Total portal revenues	$30,768	$24,621	$57,172	$48,417

NIC INC. CONSOLIDATED BALANCE SHEETS (UNAUDITED) Thousands

	June 30, 2009	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$56,763	$60,373
Trade accounts receivable	40,239	37,497
Unbilled revenues	381	359
Deferred income taxes, net	2,162	4,293
Prepaid expenses & other current assets	2,162	2,273
Total current assets	101,707	104,795

Property and equipment, net	6,240	6,641
Intangible assets, net	5,513	1,105
Deferred income taxes, net	5,292	6,727
Other assets	148	144
Total assets	$118,900	$119,412

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$48,069	$41,792
Accrued expenses	10,406	8,407
Application development contracts	128	202
Other current liabilities	1,314	898
Total current liabilities	59,917	51,299

Other long-term liabilities	616	894
Total liabilities	60,533	52,193

Commitments and contingencies	-	-

Shareholders' equity:
Common stock, $0.0001, 200,000 shares authorized, 62,949 and 62,779 shares issued and outstanding	6	6
Additional paid-in capital	137,725	154,194
Accumulated deficit	(79,364)	(86,981)
	58,367	67,219
Total liabilities and shareholders' equity	$118,900	$119,412

NIC INC. CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (UNAUDITED) Thousands

			Additional
	Common Stock		Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total
Balance, January 1, 2009, as originally reported	62,779	$-	$154,200	$(86,981)	$67,219
Change in par value of common stock	-	6	(6)	-	-
Balance, January 1, 2009, as adjusted	62,779	$6	$154,194	$(86,981)	$67,219
Net income	-	-	-	7,617	7,617
Cash dividends on common stock	-	-	(19,150)	-	(19,150)
Shares surrendered upon vesting of restricted stock to satisfy tax withholdings	(21)	-	(112)	-	(112)
Stock option exercises and restricted stock vestings	86	-	27	-	27
Stock-based compensation	-	-	1,384	-	1,384
Tax deductions relating to stock-based compensation	-	-	917	-	917
Issuance of common stock under employee stock purchase plan	105	-	465	-	465
Balance, June 30, 2009	62,949	$6	$137,725	$(79,364)	$58,367

NIC INC. CASH FLOW SUMMARY (UNAUDITED) Thousands

	Three-months Ended		Six-months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Cash flows from operating activities:
Net income	$4,839	$3,180	$7,617	$6,168
Adjustments to reconcile net income to net cash provided by operating activities, excluding the effects of the acquisition:
Depreciation & amortization	1,633	898	2,569	1,745
Stock-based compensation expense	816	707	1,384	1,228
Application development contracts	(37)	(34)	(74)	(71)
Deferred income taxes	731	1,871	2,349	3,633
Nonrecurring gain on acquisition of business (net of tax)	(2,249)	-	(2,249)	-
Loss on disposal of property and equipment	-	1	-	20
Changes in operating assets and liabilities, net of acquisition:
(Increase) in trade accounts receivable	(5,304)	(1,875)	(2,742)	(6,239)
(Increase) decrease in unbilled revenues	47	(268)	(22)	129
Decrease in prepaid expenses & other current assets	387	7	330	496
(Increase) in other assets	(4)	-	(4)	-
Increase (decrease) in accounts payable	7,502	(2,714)	6,277	1,466
Increase in accrued expenses	3,279	1,175	1,768	58
Increase in other current liabilities	74	283	292	269
(Decrease) in other long-term liabilities	(153)	-	(278)	-
Net cash provided by operating activities	11,561	3,231	17,217	8,902
Cash flows from investing activities:
Purchases of property and equipment	(776)	(951)	(1,321)	(2,228)
Capitalized internal use software development costs	(156)	(225)	(265)	(408)
Purchases of investments	-	-	-	(1,000)
Sales and maturities of investments	-	-	-	11,650
Acquisition of business	(1,500)	-	(1,500)	-
Net cash (used in) provided by investing activities	(2,432)	(1,176)	(3,086)	8,014
Cash flows from financing activities:
Cash dividends on common stock	-	-	(19,150)	(15,709)
Proceeds from employee common stock purchases	-	-	465	280
Proceeds from exercise of employee stock options	27	1,091	27	1,852
Tax deductions related to stock-based compensation	917	-	917	-
Net cash provided by (used in) financing activities	944	1,091	(17,741)	(13,577)
Net increase (decrease) in cash and cash equivalents	10,073	3,146	(3,610)	3,339
Cash and cash equivalents, beginning of period	46,690	38,429	60,373	38,236
Cash and cash equivalents, end of period	$56,763	$41,575	$56,763	$41,575

Other cash flow information:
Income taxes paid	$-	$102	$792	$469

CONTACT:
NIC Inc.
Nancy Beaton, 913-754-7054
nbeaton@nicusa.com